UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2005

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road

Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 4, 2005, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Omnicell, Inc. (the “Company”), the Committee approved a one time executive bonus plan for the second quarter of fiscal 2005 (the “Q2 EBP”) in connection with a reduction of the base salaries of certain members of Company’s management team.

Effective May 4, 2005, and lasting through June 30, 2005, the following base salaries will temporarily be reduced as follows:

Chief Executive Officer – 20%

Executive Vice-Presidents – 15%

Senior Vice-Presidents – 12.5%

Vice-Presidents – 12.5%

Directors – 10%

At the end of the second quarter of 2005, if the Company reaches certain earnings and sales backlog targets for the second quarter, as set by the Committee under the Q2 EBP, the Q2 EBP provides that those who have been subject to the temporary salary reduction will be entitled to receive a bonus in an amount up to the amount lost because of such reduction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: May 10, 2005	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Senior Vice President
and General Counsel